Exhibit 99.1

GrowLife Establishes Board Governance Policies,
Restructures Compensation for Independent Directors

WOODLAND HILLS, CA, April 30, 2014 - GrowLife, Inc. (PHOT), the recognized leader in specialty hydroponics and an essential facilitator of the grower marketplace, announced an initial component of its GrowLife 2.0 go-forward plan with the creation of stronger governance policies at the Board level, the restructuring of Board compensation and the creation of guiding principles for the long-term growth of the company.

A new compensation plan for independent Directors on GrowLife’s Board has been proposed to replace the stock award plan originally established in August 2012.  The initial step in the implementation of the proposed compensation plan is the agreement by all four independent directors of GrowLife to cancel their respective 500,000 share stock grants for Q1 2014 issued pursuant to the August 2012 plan.

“Upon review of director compensation, the independent directors recognized the importance of making this change for the good of the company, and called-upon themselves to serve as leadership examples,” commented Marco Hegyi, President and Board Director.  “This is the first of several strategic announcements GrowLife will make over the next few weeks, as key components of our GrowLife 2.0 plan.”

The proposed plan shifts compensation away from historical stock awards, and moves it toward incenting/rewarding independent Directors for overseeing the long-term growth and expansion of the company.  Director compensation will become more equitable and in-line with the company’s performance.

“This long-term incentive plan will align Board compensation with company performance,” said Sterling Scott, GrowLife’s Chairman and CEO.  “It recognizes the importance of strong governance, industry leadership and a long-term view of what’s right for the company and the industry.  That tenet is a fundamental guiding principle of our GrowLife 2.0 strategy.”

Also fundamental is stronger business acumen shared throughout the company, and compliance policies that ensure GrowLife’s business practices and investment strategies are in full compliance with regulatory requirements and market dynamics.  To provide oversight and clear direction, the Board has established four essential committees:

1.	Audit Committee to provide greater oversight on all compliance matters;

2.	Compensation Committee to review compensation programs, specifically around stock incentive plans;

3.	Nominating Committee to identify and screen additional board members who are committed to the long-term growth of the company;

4.	Mergers and Acquisitions Committee to guide purchasing and investments by the company

About GrowLife, Inc. (PHOT).  GrowLife (www.growlifeinc.com) is the recognized leader in specialty hydroponics and an essential facilitator of the grower marketplace, through our nationwide retail network, as well as online sites Greners.com, Phototron.com and StealthGrow.com.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for GrowLife's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in GrowLife's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level.  For a more detailed description of the risk factors and uncertainties affecting GrowLife, Inc. please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov.  GrowLife, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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